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                                                                  Exhibit (j)(3)

                                POWER OF ATTORNEY

The undersigned Trustee of Williams Capital Management Trust (the "Trust") hereby constitute and appoint Frank P. Bruno, Esq., Karen Jacoppo-Wood, Esq., and K. David James, Esq., each of them with full powers of substitution, as his true and lawful attorneys-in-fact and agents to execute in his name and on his behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Trust with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust to comply with such Acts, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Trust has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratify and confirm as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 8th day of January 8, 2004.

SIGNATURE                           TITLE

/s/ Marc P. Weill                   Trustee
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Marc P. Weill